Election Form - TenderC

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Election Form

Indicate your decision to tender your Eligible Options identified below for exchange for new Replacement Options by selection the "Exchange" choice in the Election column.

If you do not want to tender one or more of your Eligible Options for exchange, select the "Do Not Exchange" choice in the Election column for those particular options.

If you do not select the "Exchange" choice with respect to an Eligible Option, your election with respect to an Eligible Option will default to "Do Not Exchange", in that event, the Eligible Option will not be exchanged.

You may not tender only a portion of an Eligible Option grant.

Gogo Inc. Option Exchange Program

Commencement Date: **May 14, 2020**

Expiration Time: **June 12, 2020 at 5:00 pm Central Time**

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My Eligible Options

Grant Date	Eligible Options	Exercise Price	Election	Exchange Ratio	Replacement Options	Example New Exercise Price[1]
4/4/2011	5,150	$9.08	Exchange	480 : 1	11	$1.76
12/14/2011	7,725	$17.78	Exchange	480 : 1	17	$1.76
12/28/2011	7,725	$17.78	Exchange	480 : 1	17	$1.76
6/10/2013	6,180	$18.72	Exchange	26 : 1	238	$1.76

Election Form - TenderC

https://myoptionexchange.com/Home/Elections

Grant Date	Eligible Options	Exercise Price	Election	Exchange Ratio	Replacement Options	Example New Exercise Price[1]
12/28/2011	7,725	$17.78	Exchange	480 : 1	17	$1.76
6/10/2013	6,180	$18.72	Exchange	26 : 1	238	$1.76
5/28/2014	32,000	$17.68	Exchange	7 : 1	4,572	$1.76
5/26/2015	27,800	$21.45	Exchange	7 : 1	3,972	$1.76
6/24/2016	30,600	$8.37	Exchange	1.7 : 1	18,000	$1.76
3/14/2017	23,000	$11.96	Exchange	1.7 : 1	13,530	$1.76
3/14/2017	7,710	$11.96	Exchange	1.7 : 1	4,536	$1.76
2/17/2018	19,575	$10.23	Exchange	1.7 : 1	11,515	$1.76
2/17/2018	6,525	$10.23	Do Not Exchange	1.7 : 1	N/A	N/A
3/10/2019	19,000	$4.57	Exchange	1.7 : 1	11,177	$1.76

[1] The new exercise price will be the closing stock price on the expiration date of the Exchange Offer, June 12, 2020. The example new exercise price is based on yesterday's closing price. The actual new exercise price may differ from the example.

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The Option Exchange Program is being made pursuant to the terms and conditions set forth in the Gogo Inc. Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Exchange Program website or at www.sec.gov. You should read these materials carefully because they contain important information about the Option Exchange Program, including risks related thereto.

Confirm - TenderOfferE

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Confirm Elections

You have made the following elections with respect to your Eligible Options.

Grant Date	Eligible Options	Exercise Price	Election	Exchange Ratio	Replacement Options	Example New Exercise Price[1]
4/4/2011	5,150	$9.08	Exchange	480 : 1	11	$1.76
12/14/2011	7,725	$17.78	Exchange	480 : 1	17	$1.76
12/28/2011	7,725	$17.78	Exchange	480 : 1	17	$1.76
6/10/2013	6,180	$18.72	Exchange	26 : 1	238	$1.76
5/28/2014	32,000	$17.68	Exchange	7 : 1	4,572	$1.76
5/26/2015	27,800	$21.45	Exchange	7 : 1	3,972	$1.76
6/24/2016	30,600	$8.37	Exchange	1.7 : 1	18,000	$1.76
3/14/2017	23,000	$11.96	Exchange	1.7 : 1	13,530	$1.76
3/14/2017	7,710	$11.96	Exchange	1.7 : 1	4,536	$1.76
2/17/2018	19,575	$10.23	Exchange	1.7 : 1	11,515	$1.76
2/17/2018	6,525	$10.23	Do Not Exchange	1.7 : 1	N/A	N/A

Confirm - TenderOfferE

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5/28/2014	32,000	$17.68	Exchange	7 : 1	4,572	$1.76
5/26/2015	27,800	$21.45	Exchange	7 : 1	3,972	$1.76
6/24/2016	30,600	$8.37	Exchange	1.7 : 1	18,000	$1.76
3/14/2017	23,000	$11.96	Exchange	1.7 : 1	13,530	$1.76
3/14/2017	7,710	$11.96	Exchange	1.7 : 1	4,536	$1.76
2/17/2018	19,575	$10.23	Exchange	1.7 : 1	11,515	$1.76
2/17/2018	6,525	$10.23	Do Not Exchange	1.7 : 1	N/A	N/A

3/10/2019	19,000	$4.57	Exchange	1.7 : 1	11,177	$1.76

[1] The new exercise price will be the closing stock price on the expiration date of the Exchange Offer, June 12, 2020. The example new exercise price is based on yesterday's closing price. The actual new exercise price may differ from the example.

☐ I acknowledge that I have read all of the offering materials (including the Form of Stock Option Agreement for Replacement Options), which contain the specific terms and conditions of this offering. I acknowledge that, if I change my election, my election in effect at the Expiration Time (June 12, 2020, 5:00 PM Central Time) will be my final election.

☐ If I elected to exchange my Eligible Options for Replacement Options, my electronic signature below indicates my agreement to be bound by the terms and conditions of the 2016 Omnibus Plan and the Stock Option Agreement for Replacement Options. If I elect not to exchange my Eligible Options for Replacement Options, my Eligible Options will remain outstanding with their current terms and I will not receive any Replacement Options.

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The Option Exchange Program is being made pursuant to the terms and conditions set forth in the Gogo Inc. Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Exchange Program website or at www.sec.gov. You should read these materials carefully because they contain important information about the Option Exchange Program, including risks related thereto.